Exhibit 99.1

Contact:
Leona Hobbs	Charles Messman
Director, Communications	President
Tucows Inc.	MKR Group
416-538-5450	323-468-2300
ir@tucows.com	tcx@mkr-group.com

TUCOWS INC. REPORTS FINANCIAL RESULTS FOR THE FOURTH

QUARTER AND YEAR ENDED 2007

Company Reports Record Revenue of $74.6 Million For 2007

TORONTO, February 7, 2008 – Tucows Inc., (AMEX:TCX, TSX:TC) a leading provider of Internet services to web hosting companies and ISPs worldwide, today announced its financial results for the fourth quarter and year ended December 31, 2007.  All figures are in U.S. dollars unless otherwise stated.

“In 2007, we achieved record revenue, record adjusted net income, continued strong cash flow generation from operations, and a record deferred revenue balance,” said Elliot Noss, President and CEO of Tucows.  “We did all of this while lowering our wholesale domain name pricing and rebuilding our email systems.”

Noss continued, “In 2007, we introduced a number of initiatives, including: the first wholesale premium domain name service, a new hosted email service and a new advertising partner for our domain portfolio. We are starting to see the favorable impact of these changes and expect to continue to experience momentum in our major lines of business.”

“Tucows is entering 2008 energized and focused on divesting non-strategic assets,” said Noss. “With this focus and the recent changes we have made in our business, we believe we will drive growth and increased profitability.”

Summary Financial Results
(Numbers in Thousands of US Dollars, Except Per Share Data)

	3 Months Ended December 31, 2007	3 Months Ended December 31, 2006	12 Months Ended December 31, 2007	12 Months Ended December 31, 2006
Net Revenue	$18,240	$17,199	$74,638	$65,029
EBITDA	801	1,435	8,722	5,813
Adjusted Net Income	660	1,025	8,919	5,809
Net Income (loss)	(935)	156	2,676	2,160
Net Income/Share	(0.01)	0.00	0.04	0.03
Cash Flow from Operations	$2,680	$3,898	$8,468	$8,818

Summary of Revenue and Cost of Revenue
(Numbers in Thousands of US Dollars)

	Revenue		Cost of Revenue
	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006
Traditional Domain Registration	$12,574	$11,646	$9,672	$8,373
Domain Portfolio	830	565	171	115
Email Services	1,675	2,057	259	306
Retail	1,528	1,075	513	438
Other	1,633	1,856	382	352
Total	$18,240	$17,199	$10,997	$9,584

Note:  For a complete comparison of revenue and cost of revenue by quarter for 2007 and 2006, please see chart preceding the financial statements.

Net revenue for the fourth quarter of fiscal 2007 increased 6% to $18.2 million from $17.2 million for the fourth quarter of fiscal 2006.

Adjusted Net Income for the fourth quarter of 2007 was $0.7 million, compared to $1.0 million for the corresponding quarter of last year.  Net loss for the fourth quarter of 2007 was $0.9 million, or $0.01 per share, compared with Net income of $0.2 million, or $0.00 per share, for the fourth quarter of 2006.

Adjusted Net Income for the year ended December 31, 2007 increased by 54% to $8.9 million from $5.8 million for the year ended December 31, 2006. Net income for the year ended December 31, 2007 was $2.7 million, or $0.04 per share, compared to $2.2 million, or $0.03 per share for the year ended December 31, 2006.

Deferred revenue at the end the fourth quarter of fiscal 2007 was $50.6 million, an increase of 12% from $45.1 million at the end of the fourth quarter of fiscal 2006 and an increase of 2% from $49.8 million at the end of the third quarter of fiscal 2007.

Cash, short-term investments and restricted cash at the end of the fourth quarter of fiscal 2007 was $8.1 million compared to $6.2 million at the end of the third quarter of fiscal 2007 and $7.3 million at the end of the fourth quarter of fiscal 2006. The increase compared to the end of the third quarter of fiscal 2007 is primarily the result of the generation of cash flow from operations of $2.7 million during the fourth quarter of fiscal 2007.

EBITDA and Adjusted Net Income

To assist financial statement users in their assessment of the Company’s historical performance and to project its future earnings and cash flows, the Company has included earnings before interest, taxes, depreciation and amortization (EBITDA). EBITDA is presented because it is an important supplemental measure of performance frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate EBITDA differently. EBITDA is not a measurement of financial performance under generally accepted accounting principles (GAAP) and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to Net Income as indicators of operating performance or any other measures of performance derived in accordance with (GAAP). Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. See the Consolidated Statements of Cash Flows included in the attached financial statements. As a non-GAAP performance measure, EBITDA, has certain material limitations as follows:

• It does not include interest expense. Because the Company has borrowed money to finance some of its operations, interest is a necessary part of the Company’s costs and ability to generate revenue. Therefore, any measure that excludes interest has material limitations;

• It does not include depreciation and amortization expense. Because the Company must utilize capital assets in order to generate revenues, depreciation and amortization expense is a necessary and ongoing part of the Company’s costs. Therefore, any measure that excludes depreciation and amortization expense has material limitations; and,

• It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the Company’s operations, any measure that excludes taxes has material limitations.

Management compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net earnings.

Adjusted Net Income represents EBITDA plus the additional adjustments described in the table below. The adjustments reflect the material amount of cash collected by the Company for domain registrations and other Internet services paid for the full term at the time of activation, with the revenue deferred, net of prepaid fees. In addition, adjusted Net Income reflects earnings and expenses considered as non-representative of ongoing business for the reasons specified below. Each of the items being adjusted for may create certain material limitations in the use of Adjusted Net Income as a non-GAAP financial measure. Adjusted Net Income is one of the primary measures the Company uses for planning and budgeting purposes, incentive compensation and to monitor and evaluate Tucows’ financial and operating results. Adjusted Net Income is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with generally accepted accounting principles. See the Consolidated Statements of Cash Flows included in the attached financial statements.

This release may contain forward-looking statements, relating to the Company’s operations or to the environment in which it operates, which are based on Tucows Inc.’s operations, estimates, forecasts and projections. These statements are not guarantees of future performance and are subject to important risks, uncertainties and assumptions concerning future conditions that may ultimately prove to be inaccurate or differ materially from actual future events or results. A number of important factors could cause actual outcomes and results to differ materially from those expressed in these forward-looking statements. Consequently, investors should not place undue reliance on these forward-looking statements, which are based on Tucows Inc.’s current expectations, estimates, projections, beliefs and assumptions. These forward-looking statements speak only as of the date of this presentation and are based upon the information available to Tucows Inc. at this time. Tucows Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call

Tucows will host a conference call today, Thursday, February 7, at 5:00 ET to discuss the Company’s fourth quarter and year ended December 31, 2007 results.  To access the conference call via the internet go to about.tucows.com and click on “Investors.”

For those unable to participate in the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial

416-640-1917 or 1-877-289-8525 and enter the pass code 21261362 followed by the pound key.  The telephone replay will be available until Thursday, February 14, 2008 at midnight. To access the archived conference call via the Internet, go to http://about.tucows.com and click on “Investors.”

About Tucows

Tucows provides Internet services for hosting companies and ISPs. Through our global network of over 9,000 service providers we provide millions of email boxes and manage over eight million domains. Tucows is an accredited registrar with ICANN (the Internet Corporation for Assigned Names and Numbers). Tucows.com remains one of the most popular software download sites on the Internet. For more information please visit: http://about.tucows.com.

Tucows Inc.

Summary Revenue and Cost of Revenue

(Dollar amounts in U.S.$000’s)

(unaudited)

	3 Months Ended	3 Months Ended	3 Months Ended	3 Months Ended	Year Ended
	Mar 31, 2007	Jun 30, 2007	Sep 30, 2007	Dec 31, 2007	Dec 31, 2007
Revenues
Traditional Domain Registration	$11,901	$12,274	$12,332	$12,574	$49,081
Premium Domain Revenue	637	3,606	538	830	5,611
Messaging	2,133	1,881	1,771	1,675	7,460
Retail	1,207	1,208	1,462	1,528	5,405
Other	1,893	1,846	1,709	1,633	7,081
TOTAL - Revenues	$17,771	$20,815	$17,812	$18,240	$74,638

Cost of revenues
Traditional Domain Registration	$8,731	$9,110	$9,159	$9,672	$36,672
Premium Domain Revenue	100	158	161	171	590
Messaging	247	253	197	259	956
Retail	405	417	441	513	1,776
Other	366	369	373	382	1,490
TOTAL - Cost of revenues	$9,849	$10,307	$10,331	$10,997	$41,484

	3 Months Ended	3 Months Ended	3 Months Ended	3 Months Ended	Year Ended
	Mar 31, 2006	Jun 30, 2006	Sep 30, 2006	Dec 31, 2006	Dec 31, 2006
Revenues
Traditional Domain Registration	$10,667	$10,559	$11,272	$11,646	$44,144
Premium Domain Revenue	55	236	538	565	1,394
Messaging	1,907	2,067	2,151	2,057	8,182
Retail	948	936	1,043	1,075	4,002
Other	1,710	1,881	1,860	1,856	7,307
TOTAL - Revenues	$15,287	$15,679	$16,864	$17,199	$65,029

Cost of revenues
Traditional Domain Registration	$7,673	$7,492	$8,034	$8,373	$31,572
Premium Domain Revenue	2	17	36	115	170
Messaging	255	311	307	306	1,179
Retail	332	353	476	438	1,599
Other	345	347	345	352	1,389
TOTAL - Cost of revenues	$8,607	$8,520	$9,198	$9,584	$35,909

Tucows Inc.

Consolidated Balance Sheets

(Dollar amounts in U.S. dollars)

(unaudited)

	December 31,	December 31,
	2007	2006

Assets

Current assets:
Cash and cash equivalents	$8,093,476	$6,256,392
Restricted cash	—	1,019,423
Accounts receivable	3,422,180	2,969,997
Prepaid expenses and deposits	3,132,129	2,394,627
Prepaid domain name registry and other Internet services fees, current portion	25,473,465	22,168,558
Cash held in escrow	1,070,632	—
Deferred tax asset, current portion	2,000,000	1,000,000
Total current assets	43,191,882	35,808,997

Prepaid domain name registry and other Internet services fees, long-term portion	10,765,862	9,511,341
Property and equipment	4,963,311	5,647,532
Deferred financing charges	128,200	—
Deferred tax asset, long-term portion	1,000,000	2,000,000
Intangible assets	22,150,738	18,554,436
Goodwill	17,490,807	12,094,817
Investment	353,737	353,737
Cash held in escrow	—	694,579
Total assets	$100,044,537	$84,665,439

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$2,689,346	$2,867,814
Accrued liabilities	3,289,087	2,567,012
Customer deposits	3,267,784	3,144,119
Promissory note payable, current portion	6,000,000	—
Loan payable, current portion	1,914,242	—
Deferred revenue, current portion	35,465,584	31,658,081
Accreditation fees payable, current portion	483,090	847,325
Total current liabilities	53,109,133	41,084,351

Deferred revenue, long-term portion	15,147,644	13,478,525
Accreditation fees payable, long-term portion	181,345	163,988
Promissory note payable, long-term portion	—	6,000,000
Loan payable, long-term portion	6,859,366	—
Deferred tax liability	5,396,000	5,396,000

Stockholders' equity:
Preferred stock - no par value, 1,250,000 shares authorized; none issued and outstanding	—	—
Common stock - no par value, 250,000,000 shares authorized; 73,888,542 shares issued and outstanding at December 31, 2007 and 75,978,502 shares issued and outstanding at December 31, 2006	15,350,915	15,395,381
Additional paid-in capital	48,537,313	50,359,906
Deficit	(44,537,179)	(47,212,712)
Total stockholders' equity	19,351,049	18,542,575
Total liabilities and stockholders' equity	$100,044,537	$84,665,439

Tucows Inc.

Consolidated Statements of Operations

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2007	2006	2007	2006

Net revenues	$18,240,184	$17,199,194	$74,638,196	$65,029,490

Cost of revenues:
Cost of revenues (*)	13,040,271	11,076,018	48,742,915	41,534,963
Depreciation of property and equipment	947,274	865,937	3,738,324	2,755,736
Amortization of intangible assets	92,700	63,540	302,832	207,168
Total cost of revenues	14,080,245	12,005,495	52,784,071	44,497,867

Gross profit	4,159,939	5,193,699	21,854,125	20,531,623

Expenses:
Sales and marketing (*)	1,808,801	1,247,510	6,345,999	5,985,907
Technical operations and development (*)	1,422,012	1,816,264	6,710,841	8,152,138
General and administrative (*)	1,168,285	1,624,594	4,735,132	5,890,123
Depreciation of property and equipment	64,994	98,015	263,101	223,131
Amortization of intangible assets	396,041	233,301	1,174,864	669,476
Total expenses	4,860,133	5,019,684	19,229,937	20,920,775

Income (loss) from operations	(700,194)	174,015	2,624,188	(389,152)

Other income (expenses):
Interest income (expense), net	(222,531)	(24,731)	(516,853)	110,525
Other income, net	—	—	619,014	2,347,026
Total other income (expense)	(222,531)	(24,731)	102,161	2,457,551

Income before provision for income taxes	(922,725)	149,284	2,726,349	2,068,399

Provision for income taxes	12,000	(7,140)	50,816	(92,035)
Net income (loss) for the period	$(934,725)	$156,424	$2,675,533	$2,160,434

Basic earnings per common share	$(0.01)	$0.00	$0.04	$0.03

Shares used in computing basic earnings per common share	73,805,296	75,856,208	74,361,470	74,032,830

Diluted earnings per common share	$(0.01)	$0.00	$0.03	$0.03

Shares used in computing diluted earnings per common share	75,990,226	78,186,255	77,046,519	76,489,381

(*) Stock-based compensation has been included in expenses as follows:
Cost of revenues	$4,000	$2,000	$15,000	$9,700
Sales and marketing	$19,100	$14,100	$80,200	$64,900
Technical operations and development	$16,500	$19,400	$78,800	$91,700
General and administrative	$29,500	$52,540	$147,600	$131,740

Tucows Inc.

Reconciliation of EBITDA and Adjusted Net Income

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2007	2006	2007	2006

Net income (loss) for the period	$(934,725)	$156,424	$2,675,533	$2,160,434
Depreciation of property and equipment	1,012,268	963,952	4,001,425	2,978,867
Amortization of intangible assets	488,741	296,841	1,477,696	876,644
Interest income (expense), net	222,531	24,731	516,853	(110,525)
Provision for income taxes	12,000	(7,140)	50,816	(92,035)
EBITDA	800,815	1,434,808	8,722,323	5,813,385

Adjustments to EBITDA (1)
Change in prepaid domain name registry and other Internet services fees	(1,010,927)	(572,163)	(4,559,427)	(5,801,972)
Change in deferred revenue	765,306	400,162	5,476,621	7,102,935
Dividend income	—	—	(619,014)	—
Transitional costs	105,209	—	349,545	1,278,842
Other income	—	—	—	(2,347,026)
Reversal of contingencies	—	(237,500)	(451,249)	(237,500)
Subtotal Adjustments to EBITDA	(140,412)	(409,501)	196,476	(4,721)

Adjusted Net Income	$660,403	$1,025,307	$8,918,799	$5,808,664

(1) Adjustments to EBITDA

We define Adjusted EBITDA as net income adjusted for depreciation, amortization, interest, taxes and further adjusted for certain cash and non-cash charges.

           The net amount of cash we collected for domain registrations and other Internet services paid for the full term at the time of activation and deferred amounted to $917,194 for the year ended December 31, 2007 compared to $1,300,963 for the year ended December 31, 2006.

For the three and twelve months ended December 31, 2007, we incurred $105,209 and $349,545 of transitional costs in connection with our acquisition of Innerwise Inc., respectively

           For the year ended December 31, 2006, we incurred $1.3 million of transitional costs in connection with our acquisition of the Hosted Messaging assets of Critical Path. In addition, during the year ended December 31, 2006, we received $2.3 million in connection with settlements related to patents we acquired in the merger with Infonautics in 2001.

Tucows Inc.

Consolidated Statements of Cash Flows

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2007	2006	2007	2006
Cash provided by (used in):
Operating activities:
Net income for the period	$(934,725)	$156,424	$2,675,533	$2,160,434
Items not involving cash:
Depreciation of property and equipment	1,012,268	963,952	4,001,425	2,978,867
Amortization of intangible assets	488,741	296,841	1,477,696	876,644
Unrealized change in the fair value of forward exchange contracts	666,861	625,487	(497,253)	574,762
Stock-based compensation	69,100	88,040	321,600	298,040
Change in non-cash operating working capital:
Interest receivable	—	—	—	39,574
Accounts receivable	549,770	2,787,229	(425,959)	(1,475,715)
Prepaid expenses and deposits	(323,705)	(225,711)	(485,374)	141,897
Prepaid fees for domain name registry and other Internet services fees	(1,010,927)	(572,163)	(4,559,427)	(5,801,972)
Deferred financing charges	14,400	—	(128,200)	—
Accounts payable	839,356	(111,467)	(67,268)	745,581
Accrued liabilities	250,812	(1,158,124)	902,001	44,828
Customer deposits	289,225	292,691	123,665	867,482
Deferred revenue	765,306	400,162	5,476,621	7,102,935
Accreditation fees payable	3,405	354,150	(346,878)	264,716

Cash provided by operating activities	2,679,887	3,897,511	8,468,182	8,818,073

Financing activities:
Proceeds received on exercise of stock options	54,040	107,648	258,295	206,608
Repurchase of shares	—	—	(2,446,955)	—
Repayment of promissory note payable	—	—	—	(2,122,930)
Proceeds received on loan payable, net of repayments	(478,561)	—	8,773,608	—

Cash provided by (used in) financing activities	(424,521)	107,648	6,584,948	(1,916,322)

Investing activities:
Cost of domain names acquired	(5,573)	—	(23,998)	—
Additions to property and equipment	(315,037)	(528,525)	(3,408,403)	(4,607,774)
Decrease in investment in short-term investments	—	—	—	1,771,569
Decrease (increase) in restricted cash - being margin security against forward exchange contracts	255,000	(756,588)	1,019,423	(959,423)
Acquisition of Mailbank.com Inc., net of cash acquired	—	—	—	(6,486,732)
Acquisition of Hosted Messaging Assets from Critical Path Inc., net of cash acquired	—	(95,532)	(90,050)	(7,552,320)
Acquisition of Boardtown Corporation, net of cash acquired	—	(22,200)	(4,900)	(44,900)
Acquisition of Innerwise Inc., net of cash acquired	—	—	(10,332,065)	—
(Increase) decrease in cash held in escrow	(12,012)	107,145	(376,053)	(113,867)

Cash used in investing activities	(77,622)	(1,295,700)	(13,216,046)	(17,993,447)

Increase (decrease) in cash and cash equivalents	2,177,744	2,709,459	1,837,084	(11,091,696)

Cash and cash equivalents, beginning of period	5,915,732	3,546,933	6,256,392	17,348,088

Cash and cash equivalents, end of period	$8,093,476	$6,256,392	$8,093,476	$6,256,392

Supplemental cash flow information:
Interest paid	$299,895	$105,000	$784,263	$254,502

Supplementary disclosure of non-cash investing activity:
Capital assets acquired during the period not yet paid for	$273,070	$384,270	$273,070	$384,270
Loan taken on the acquisition of Innerwise Inc.	$9,571,209	$—	$9,571,209	$—